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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                     Jurisdiction in which
Subsidiary or Affiliate                              Incorporated or Organized
---------------------------------------------        -------------------------
Chicago Bridge & Iron Company B.V.                   The Netherlands
   Arabian CBI Ltd.                                  Saudi Arabia
   Arabian CBI Tank Manufacturing Co. Ltd.           Saudi Arabia
   CBI Construcciones S.A.                           Argentina
   CBI Constructors Pty. Ltd.                        Australia
      CBI Constructors Pty. Ltd. (PNG)               New Guinea
   CBI Constructors S.A. (Pty.) Ltd.                 South Africa
   CBI Holdings U.K. Ltd.                            United Kingdom
      CBI Constructors Limited                       United Kingdom
   CBI (Malaysia) Sdn. Bhd.                          Malaysia
   CB&I Nigeria, Ltd.                                Nigeria
   CBI (Philippines) Inc.                            Philippines
   CBI Sino Thai, Ltd.                               Thailand
   CBI Venezolana, S.A.                              Venezuela
   Chicago Bridge & Iron Company (Egypt) LLC         Egypt
   CMP Holdings, B.V.                                The Netherlands
      CB&I (Europe) B.V.                             The Netherlands
   Horton CBI, Limited                               Canada
      Horton Services, Inc.                          Canada
   P.T. CBI Indonesia                                Indonesia

Chicago Bridge & Iron Company (Antilles) N.V.        Netherland Antilles
   CBI Eastern Anstalt                               Liechtenstein
      Oasis Supply Company Anstalt                   Liechtenstein
   CBI Overseas LLC                                  Delaware
   CB&I Hungary Kft.                                 Hungary

Chicago Bridge & Iron Company                        Delaware
   CB&I Constructors, Inc.                           Texas
   CB&I Tyler Company                                Delaware
      Howe-Baker International, L.L.C.               Delaware
         Howe-Baker Holdings, L.L.C.                 Delaware
            Howe-Baker Engineers, Ltd.               Texas
            TPA Howe-Baker, Ltd.                     Texas
         HBI Holdings, L.L.C.                        Delaware
            Matrix Engineering, Ltd.                 Texas
         Callidus Technologies, L.L.C.               Oklahoma
   CBI Services, Inc.                                Delaware
      Morse Construction Group                       Washington
   Chicago Bridge & Iron Company                     Illinois
      Asia Pacific Supply Company                    Delaware
      CBI Caribe Limited                             Delaware
      CBI Company Ltd.                               Delaware
         Constructora CBI Ltd.                       Chile
      Central Trading Company Ltd.                   Delaware
   Chicago Bridge & Iron Company (Delaware)          Delaware

Lealand Finance Company B.V.                         The Netherlands

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In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.